Exhibit 3.47

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

VALASSIS SALES AND MARKETING SERVICES, INC.

Valassis Sales and Marketing Services, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: By written consent of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Corporation’s Certificate of Incorporation, declaring such amendment to be advisable and soliciting the written consent in lieu of a special meeting of the sole shareholder of the Corporation to effect the amendment, pursuant to Section 228 of the General Corporation Law of the State of Delaware. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that it is hereby declared advisable and the Board of Directors hereby recommends to the sole shareholder of the Corporation that the Certificate of Incorporation of the Corporation be amended to change the name of the Corporation to “Valassis Sales & Marketing Services, Inc.” by amendment the FIRST article thereof to read as follows:

FIRST: The name of the Corporation (hereinafter the “Corporation”) is Valassis Sales & Marketing Services, Inc.

SECOND: The sole shareholder of the Corporation consented in writing to such amendment, in satisfaction of the requirements of Section 228 of the General Corporation Law of Delaware.

THIRD: Such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed this 28 day of January, 2002.

VALASSIS SALES AND MARKETING SERVICES, INC.

BY:	/s/ Jeffrey S. Blackman
Name:	Jeffrey S. Blackman
Title:	Secretary

ATTEST:

BY:	/s/ Sandra Robinson
Name:	Sandra Robinson
Title:	Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

VCI ACCOUNT SPECIFIC MARKETING, INC.

VCI Account Specific Marketing, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: By written consent of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Corporation’s Certificate of Incorporation, declaring such amendment to be advisable and soliciting the written consent in lieu of a special meeting of the sole shareholder of the Corporation to effect the amendment, pursuant to Section 228 of the General Corporation Law of the State of Delaware. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that it is hereby declared advisable and the Board of Directors hereby recommends to the sole shareholder of the Corporation that the Certificate of Incorporation of the Corporation be amended to change the name of the Corporation to “Valassis Sales and Marketing Services, Inc.” by amendment the FIRST article thereof to read as follows:

FIRST: The name of the Corporation (hereinafter the “Corporation”) is Valassis Sales and Marketing Services, Inc.

SECOND: The sole shareholder of the Corporation consented in writing to such amendment, in satisfaction of the requirements of Section 228 of the General Corporation Law of Delaware.

THIRD: Such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed this 20 day of December, 2001.

VCI ACCOUNT SPECIFIC MARKETING, INC.

BY:	/s/ Barry P. Hoffman
Name:	Barry P. Hoffman, Esq.
Title:	Secretary

ATTEST:

BY:	/s/ Sandra Robinson
Name:	Sandra Robinson
Title:	Assistant Secretary

CERTIFICATE OF INCORPORATION

OF

VCI ACCOUNT SPECIFIC MARKETING, INC.

The undersigned, a natural person, for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST: The name of the corporation (hereinafter called the “Corporation”) is VCI Account Specific Marketing, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares, all of which shall be designated Common Stock, of par value ($.01) per share.

FIFTH: The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS
Deana Baglanzis	c/o McDermott, Will & Emery 50 Rockefeller Plaza New York, NY 10020-1605

SIXTH: The Board of Directors is expressly authorized to adopt, amend or repeal By-Laws, subject to the reserved power of the stockholders to amend and repeal any By-Laws adopted by the Board of Directors.

SEVENTH: Unless and except to the extent that the By-Laws shall so require, the election of directors of the Corporation need not be by written ballot.

EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under § 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

NINTH: No person who is or was a director of the Corporation shall be personally liable to the Corporation for monetary damages for breach of fiduciary duty as a director unless, and only to the extent that, such director is liable (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to, repeal or adoption of any provision of the certificate of incorporation inconsistent with this article shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision.

TENTH: Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six (6) years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned, and such unclaimed dividends in the possession of the Corporation, its transfer agents or other agents or depositaries, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.

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THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, does hereby make, file and record this Certificate, and certifies that the facts herein stated are true, and has accordingly set his hand hereto this 20th day of September, 2000.

By:	/s/ Deana Baglanzis
Deana Baglanzis, Sole Incorporator

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